UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 21, 2014

Digital River, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10380 Bren Road West, Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)

(952) 253-1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)          Election of New Director

On May 21, 2014, the Board of Directors of Digital River, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, appointed Jeffrey G. Katz as a director of the Company.  Mr. Katz will stand for election at the Company’s 2015 Annual Meeting of Stockholders.  The appointment of Mr. Katz increases the size of the Board to nine members. Mr. Katz has been appointed to the Technology Committee and the Audit Committee of the Board of Directors.

Mr. Katz, 58, has recently served as chief executive officer of Wize Commerce Inc., a global leader in online monetization and traffic acquisition technologies, since 2010.  He was executive chairman, president and chief executive officer of LeapFrog Enterprises, Inc., a digital educational toys and games business, from 2009 to 2010, president and chief executive officer of LeapFrog Enterprises, Inc., from 2006 to 2009, and held various non-executive director positions with LeapFrog Enterprises, Inc., from 2005 to 2006.  He was the founding chairman, president and chief executive officer of Orbitz, Inc., a global online travel company, from 2000 to 2004.  Prior thereto, he was the chief executive officer of Swissair, and held various leadership positions at American Airlines, Inc. and Lawrence Livermore National Laboratory.  Mr. Katz serves on the board of directors of R. R. Donnelley & Sons Company, and previously served on the boards of directors of Northwest Airlines Corporation, LeapFrog Enterprises, Inc., and Orbitz, Inc.

In connection with Mr. Katz’s appointment as a non-employee director of the Company, he will receive the Company’s standard director compensation, including an annual cash retainer of $60,000 (pro-rated from the date of appointment) and a restricted stock grant award consistent with the director compensation program (pro-rated from the date of appointment).  He will also receive an annual cash retainer of $20,000 (pro-rated from the date of appointment) in connection with serving as Chairman of the Technology Committee and as a member of the Audit Committee.

There are no arrangements or understandings between Mr. Katz and any other persons pursuant to which Mr. Katz was elected a director.  Mr. Katz is not related to any member of the Company’s management or any of the other directors.  Mr. Katz has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e)          Director Compensation

On May 21, 2014, the Board of Directors of the Company created a new committee, the Technology Committee, and appointed the following directors to serve on the Committee:  Jeffrey G. Katz (Chairman), Cheryl F. Rosner, Edmond I. Eger III and David C. Dobson.  In addition to other compensation for service on the Board of Directors, the Technology Committee chairman will receive an annual retainer of $15,000 (pro-rated from the date of appointment) and each non-employee member of the Technology Committee other than the chairman will receive an annual retainer of $5,000 (pro-rated from the date of appointment).  Mr. Dobson, Chief Executive Officer of the Company, does not receive any additional compensation for his service as a director and will not receive any additional compensation for serving on the Technology Committee.

Item 9.01              Financial Statements and Exhibits.

(d)         Exhibits.

None.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.

By:	/s/ Stefan B. Schulz
Name:	Stefan B. Schulz
Title:	Chief Financial Officer

Date:  May 23, 2014

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